Prudential

MyRock℠ Advisor Individual Variable Annuity

Issued by Pruco Life Insurance Company

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(If selecting a Trust, submit the Certificate of Entity Ownership for Trusts form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix, Trust or Custodian)*

Street address | City | State | Zip

Home phone | Mobile phone | Email address

C. JOINT OWNER - Not available if Owner is a Custodian, Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address | City | State | Zip

Home phone | Mobile phone | Email address

ICC20-P-VA-APP(4/20)

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ORD 310098 IIPRC

1. OWNERSHIP INFORMATION *(continued)*

E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant will be set up as a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant will be set up as a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 5 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name ______ Date of Trust *(mm/dd/yyyy)* ______

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

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3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ 457(b)* *(gov't. entity)* ☐ IRA ☐ Roth IRA ☐ 403(b)*

☐ 457(b)* *(501(c) tax-exempt)* ☐ Roth 401(k)* *(Plan Year)* ______ ☐ 401* *(Plan Year)* ______

☐ SEP-IRA*

**The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP).*

Are you Self Employed? ☐ Yes ☐ No

Employer Plan No. *(if available)* ______ Employer Plan Name ______

______ Street address ______ City ______ State ______ Zip

B. PREMIUM(S) - Must total at least $10,000

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ______	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ______

[1] If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

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3. ANNUITY INFORMATION (continued) OPTIONAL BENEFITS Optional Living Benefit: (you may only choose one of the following options) Prudential DEFINED Income Benefit Prudential DYNAMIC Income Benefit Guaranteed lifetime income, choice of select bond portfolios. Variable income, complete investment option flexibility. Your Guaranteed Income Amount / Annual Income Amount will be based on a Single Designated Life unless you provide us with a Spousal Designated Life below. This election may be changed at any time prior to the start of income. If your spouse is listed as the Primary Beneficiary in Section 2, check this box to designate your spouse as the Spousal Designated Life. OR For custodial accounts please provide the following information regarding the spouse. Name (First, Middle, Last) Male Female Date of birth (mm/dd/yyyy) Optional Death Benefit: Return of Premium Death Benefit Available as a stand-alone benefit or with one of the Optional Living Benefits listed above. 4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program. If not enrolling in 6 or 12 Month DCA, proceed to the next section. If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4C to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time. If enrolling in 6 or 12 Month DCA, Income Withdrawals under the Dynamic Income Benefit will be subject to a Market Value Adjustment, which can be negative or positive, and can increase the total amount withdrawn and impact the benefit. See the prospectus for details. 6 or 12 Month DCA may not be available in all states. 6 or 12 Month DCA is not available if you have elected the Defined Income Benefit. 6 Month DCA % of Purchase Payment 12 Month DCA % of Purchase Payment If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining per- centage of your purchase payment will be allocated to the investments you select in Section 4C. Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment. B. AUTOMATIC REBALANCING Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st – 28th) _______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually We will not automatically rebalance your variable Account Value to stay consistent with the original allocation unless you specifically direct us to do so above. You and your Financial Professional are responsible for determining which Sub-Account(s) are best for you. ICC20-P-VA-APP(4/20) Page 4 of 9 ORD 310098 IIPRC (All pages must be returned)

4. INVESTMENT SELECTION - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS* (continued)

C. INVESTMENT OPTIONS

If you elected the **Defined Income Benefit** you may only choose from the "Fixed Income, Domestic" Investment Options in the box on page 6. If you elected the Dynamic Income Benefit or if you did not elect any Optional Living Benefit you may choose any of the Investment Options below.

Prudential assesses a Fund Access Charge on Account Value invested in certain Investment Options. Please see the product prospectus for the list of Investment Options to which the Fund Access Charge applies.

EQUITY

Large-Cap Growth

- _____ American Funds Insurance Series® Growth Fund - Class 1
- _____ BlackRock Capital Appreciation V.I. Fund - Class I
- _____ BlackRock Large Cap Focus Growth V.I. Fund - Class I
- _____ ClearBridge Variable Aggressive Growth Portfolio - Class I
- _____ ClearBridge Variable Large Cap Growth Portfolio - Class I
- _____ Fidelity® Variable Insurance Products Contrafund℠ Portfolio - Initial Class
- _____ Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Initial Class
- _____ Fidelity® Variable Insurance Products Growth Portfolio - Initial Class
- _____ MFS® Growth Series - Initial Class
- _____ MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class
- _____ PSF Jennison Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Capital Growth Portfolio
- _____ Vanguard Variable Insurance Fund Growth Portfolio

Large-Cap Blend

- _____ American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 1
- _____ American Funds Insurance Series® Growth-Income Fund - Class 1
- _____ BlackRock Advantage Large Cap Core V.I. Fund - Class I
- _____ ClearBridge Variable Appreciation Portfolio - Class I
- _____ MFS® Investors Trust Series - Initial Class
- _____ MFS® Research Series - Initial Class
- _____ PSF Equity Portfolio - Class I
- _____ PSF Jennison 20/20 Focus Portfolio - Class I
- _____ PSF Stock Index Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Equity Index Portfolio
- _____ Vanguard Variable Insurance Fund Total Stock Market Index Portfolio

Large-Cap Value

- _____ BlackRock Basic Value V.I. Fund - Class I
- _____ BlackRock Equity Dividend V.I. Fund - Class I
- _____ ClearBridge Variable Dividend Strategy Portfolio - Class I
- _____ MFS® Value Series - Initial Class
- _____ PSF Value Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Equity Income Portfolio
- _____ Vanguard Variable Insurance Fund Diversified Value Portfolio
- _____ VA U.S. Large Value Portfolio

Mid-Cap Growth

- _____ MFS® Mid Cap Growth Series Initial Class
- _____ PSF SP Prudential U.S. Emerging Growth Portfolio - Class I

Mid-Cap Blend

- _____ ClearBridge Variable Mid Cap Portfolio - Class I
- _____ Fidelity® Variable Insurance Products Mid Cap Portfolio - Initial Class
- _____ Vanguard Variable Insurance Fund Mid-Cap Index Portfolio

Small-Cap Growth

- _____ ClearBridge Variable Small Cap Growth Portfolio - Class I
- _____ MFS® New Discovery Series - Initial Class

Small-Cap Blend

- _____ Fidelity® Variable Insurance Products Disciplined Small Cap Portfolio - Initial Class
- _____ PSF Small Capitalization Stock Portfolio - Class I

Small-Cap Value

- _____ PSF SP Small-Cap Value Portfolio - Class I
- _____ VA U.S. Targeted Value Portfolio

International Developed Markets

- _____ Fidelity® Variable Insurance Products International Capital Appreciation Portfolio - Initial Class
- _____ MFS® International Intrinsic Value Portfolio - Initial Class
- _____ PSF Global Portfolio - Class I
- _____ PSF SP International Growth Portfolio - Class I
- _____ VA International Small Portfolio
- _____ VA International Value Portfolio

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4. INVESTMENT SELECTION - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS* (continued)

C. INVESTMENT OPTIONS (continued)

- ______ Vanguard Variable Insurance Fund International Portfolio
- ______ Vanguard Variable Insurance Fund Total International Stock Market Index Portfolio

International Emerging Markets

- ______ Fidelity® Variable Insurance Products Emerging Markets Portfolio - Initial Class

Sector Exposure

- ______ Fidelity® Variable Insurance Products Consumer Discretionary Portfolio - Initial Class
- ______ Fidelity® Variable Insurance Products Financial Services Portfolio - Initial Class
- ______ Fidelity® Variable Insurance Products Health Care Portfolio - Initial Class
- ______ Fidelity® Variable Insurance Products Industrials Portfolio - Initial Class
- ______ Fidelity® Variable Insurance Products Technology Portfolio - Initial Class
- ______ Fidelity® Variable Insurance Products Utilities Portfolio - Initial Class
- ______ MFS® Technology Portfolio - Initial Class
- ______ MFS® Utilities Series - Initial Class
- ______ PSF Natural Resources Portfolio - Class I
- ______ Vanguard Variable Insurance Fund Real Estate Index Portfolio

FIXED INCOME

Domestic

If you elected the Defined Income Benefit you may only choose from these Investment Options.

- ______ AST BlackRock Corporate Bond Portfolio
- ______ AST PIMCO Corporate Bond Portfolio
- ______ AST Prudential Corporate Bond Portfolio
- ______ AST T. Rowe Price Corporate Bond Portfolio
- ______ AST Western Asset Corporate Bond Portfolio

- ______ American Funds Insurance Series® Bond Fund - Class 1
- ______ American Funds Insurance Series® U.S. Government/AAA-Rated Securities Fund - Class 1
- ______ Fidelity® Variable Insurance Products Investment Grade Bond Portfolio - Initial Class
- ______ MFS® Total Return Bond Series - Initial Class
- ______ PSF Diversified Bond Portfolio - Class I
- ______ PSF Government Income Portfolio - Class I
- ______ Vanguard Variable Insurance Fund Total Bond Market Index Portfolio
- ______ Western Asset Core Plus VIT Portfolio - Class I

High Yield

- ______ Fidelity® Variable Insurance Products High Income Portfolio - Initial Class
- ______ PSF High Yield Bond Portfolio - Class I
- ______ Vanguard Variable Insurance Fund High Yield Bond Portfolio
- ______ Western Asset Variable Global High Yield Bond Portfolio - Class I

Global Fixed Income

- ______ VA Global Bond Portfolio
- ______ Vanguard Variable Insurance Fund Global Bond Index Portfolio

Money Market

- ______ PSF Government Money Market Portfolio - Class I

Short Term

- ______ American Funds Insurance Series® Ultra-Short Bond Fund - Class 1
- ______ Vanguard Variable Insurance Fund Short-Term Investment-Grade Portfolio
- ______ VA Short-Term Fixed Portfolio

Floating Rate

- ______ Fidelity® Variable Insurance Products Floating Rate High Income Portfolio - Initial Class

Unconstrained

- ______ Fidelity® Variable Insurance Products Strategic Income Portfolio - Initial Class

ASSET ALLOCATION

- ______ American Funds Insurance Series® Asset Allocation Fund - Class 1
- ______ BlackRock Global Allocation V.I. Fund - Class I
- ______ Fidelity® Variable Insurance Products Balanced Portfolio - Initial Class
- ______ MFS® Total Return Series - Initial Class
- ______ PSF Conservative Balanced Portfolio - Class I
- ______ PSF Flexible Managed Portfolio - Class I
- ______ QS Variable Conservative Growth - Class I
- ______ QS Variable Growth Portfolio - Class I
- ______ QS Variable Moderate Growth - Class I
- ______ VA Global Moderate Allocation Portfolio
- ______ Vanguard Variable Insurance Fund Balanced Portfolio
- ______ Vanguard Variable Insurance Fund Conservative Allocation Portfolio
- ______ Vanguard Variable Insurance Fund Moderate Allocation Portfolio

Total ______ %

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ORD 310098 IIPRC

5. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, date of birth, address, email address, telephone number, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 6. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and Provide Investment/Allocation Instructions as defined in the Definitions and Disclosure? Yes No If not checked, the answer will default to “No.” If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form(s). 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. By signing below, I acknowledge that I have read, understand, and agree to the following statements: • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity; and • I understand and acknowledge that the investment advisory services provided to me in connection with this Annuity are not provided by Pruco Life Insurance Company or Prudential Annuity Distributors, Inc. (“PAD”) and neither Pruco Life Insurance Company nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and • I understand that any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity; and • I understand that amounts allocated to the 6 or 12 Month DCA Options may be subject to a Market Value Adjustment if withdrawn or transferred prior to completion of the 6 or 12 Month DCA Program. See prospectus for details. • I understand that any values based on the investment experience of the Sub-accounts of the variable separate account are not guaranteed and will increase or decrease with investment experience. ICC20-P-VA-APP(4/20) Page 7 of 9 ORD 310098 IIPRC (All pages must be returned)

7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGN HERE Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) TITLE (if any) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE Joint Owner Signature Date of Signature (mm/dd/yyyy) SIGN HERE Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) SIGN HERE Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) ICC20-P-VA-APP(4/20) Page 8 of 9 ORD 310098 IIPRC (All pages must be returned)

8. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Prudential. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life and its affiliates will rely on this statement. SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) A. FINANCIAL PROFESSIONAL(S) USE ONLY Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) ICC20-P-VA-APP(4/20) Page 9 of 9 ORD 310098 IIPRC (All pages must be returned)

DEFINITIONS AND DISCLOSURES AUTHORIZATION: In Section 6, you may grant or deny your Financial Professional the ability to Perform Contract Maintenance and/or Provide In- vestment/Allocation Instructions on your behalf to Pruco Life. If you authorize more than one person to perform Contract Main- tenance or to Provide Investment/Allocation Instructions to Pruco Life or its affiliates for this Annuity, Pruco Life or its affiliates will follow all instructions from all such authorized persons in the order received. Owner understands that neither Pruco Life nor its affiliates have a duty to reconcile or research any differing or conflicting instructions. Neither Pruco Life, its affiliates nor any person authorized by Pruco Life or its affiliates will be responsible for, and you agree to indemnify and hold Pruco Life and its affiliates harmless from and against, any claim, loss, taxes, penalties or any other liability or damages in connection with, or arising out of, any act or omission if Pruco Life or its affiliates acted on an authorized individual’s instructions in good faith and in reliance on this Authorization. This Authorization will remain in effect until the earliest of (1) revocation of the Authorization by Owner or termination by Pruco Life; (2) the total distribution of the Annuity or (3) notification of a death claim. The designated activities are defined as follows: 1. PERFORM CONTRACT MAINTENANCE Is currently limited to the following: changes to the Address-of-Record for the Owner(s), termination of a Systematic Investment program or termination of a Systematic Withdrawal program. Additional maintenance activities may be available in the future. For MyRock Variable Annuities optional living benefits this includes the ability to change election from Single to Spousal (or vice versa) Designated Life/Lives basis. 2. PROVIDE INVESTMENT/ALLOCATION INSTRUCTIONS “Investment/Allocation Instructions” includes all activities which affect the investment of your Account Value in the Sub- Accounts available through the Annuity (consult your current prospectus.) These activities include transfers between or among Sub-Accounts; initiating, terminating or making changes to allocation instructions; and as applicable, cancelling Optional Programs on the Annuity such as Automatic Rebalancing and/or Dollar Cost Averaging, and Fixed Option renewal. These instructions may be communicated to Pruco Life by my Financial Professional or another authorized person through electronic (including use of Service On-Line), written, telephonic, facsimile or by other means acceptable to Pruco Life. Owner understands that the authorization to provide Investment/Allocation instructions is subject to the conditions of any option- al benefit elected. Owner has read the prospectus and understands the impact this could have on such benefit. HOW TO REVOKE THIS AUTHORIZATION The contract owner can revoke this authorization by calling 800-628-6039 ext. 21414 or sending a letter of instruction to one of the addresses indicated below. Proper identification and authentication of the caller will be required to revoke this authorization. Regular Mail Delivery: Overnight Service, Certified or Registered Mail Delivery Annuities Service Center Prudential Annuities Service Center Attn: RIA Management Attn: RIA Management PO Box 7960 2101 Welsh Road Philadelphia, PA 19176 Dresher, PA 19025 Fidelity and Contrafund are registered marks of FMR LLC. Used with permission.